UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 26, 2015

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) held on August 26, 2015, the shareholders of the Company:

(i)	elected Vincent P. Abbatecola, Brian F. Coleman and Otto C. Morch to serve as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2017 and until their successors have been duly elected and qualified;
(ii)	approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares;
(iii)	approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
(iv)	ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

1.	The votes cast by shareholders with respect to the election of directors were as follows:

	Votes	Votes	Broker
Director	“For”	Withheld	Non-Votes

Vincent P. Abbatecola	20,589,468	2,893,112	6,240,609

Brian F. Coleman	22,872,359	610,221	6,240,609

Otto C. Morch	23,460,801	21,779	6,240,609

2.	The votes cast by the shareholders with respect to an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, were as follows:

Votes “For”	Votes “Against”	Abstentions

26,595,608	2,885,759	241,822

There were no broker non-votes with respect to this proposal.

3.	The votes cast by the shareholders with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes

23,097,202	269,882	115,496	6,240,609

4.	The votes cast by shareholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

Votes “For”	Votes “Against”	Abstentions

29,127,331	407,739	188,119

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2015
HUDSON TECHNOLOGIES, INC.

	By:	/S/ Stephen P. Mandracchia
	Name:	Stephen P. Mandracchia
	Title:	Vice President Legal & Regulatory
Secretary

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